EXHIBIT "23 (a)"



                    CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by refernce in the registration statement of SDNB Financial Corp. on Form S-8 of our report dated February 5, 1996, on our audits of the financial statements and financial statement schedules of SDNB Financial Corp. as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included (or incorporated by reference) in the Annual Report on Form 10-K.




/s/Coopers & Lybrand, L.L.P.
San Diego, California
March 27, 1996